Exhibit 99.1 Nonperforming Asset Disclosures

($ in millions)

	Dec 31	Sep 30	Jun 30	Mar 31	Dec 31
Table 10 - Asset Quality	2005	2005	2005	2005	2004

Nonperforming loans
Commercial	$231	$265	$238	$254	$289
Lease financing	42	35	60	70	91

Total commercial	273	300	298	324	380
Commercial mortgages	134	144	140	159	175
Construction and development	23	16	21	21	25

Commercial real estate	157	160	161	180	200
Residential mortgages	48	44	42	41	43
Retail	66	43	13	16	17

Total nonperforming loans	544	547	514	561	640

Other real estate	71	68	68	66	72
Other nonperforming assets	29	29	28	38	36

Total nonperforming assets	$644	$644	$610	$665	$748

Accruing loans 90 days or more past due	$253	$242	$258	$285	$294

Nonperforming assets to loans plus ORE (%)	0.47	0.47	0.46	0.52	0.59

Table 8 - Allowance for Credit Losses
Allowance as a percentage of
Nonperforming loans	414	413	441	404	355
Nonpeforming assets	350	351	372	341	303

Table 9 - Credit Ratios
Delinquent loan ratios - 90 days or more past due excluding nonperforming loans
Retail	0.36	0.36	0.40	0.43	0.47
Total Loans	0.18	0.18	0.19	0.22	0.23

Delinquent loan ratios - 90 days or more past due including nonperforming loans
Retail	0.50	0.45	0.43	0.47	0.51
Total Loans	0.58	0.58	0.58	0.66	0.74

Nonperforming Assets Information, as previously reported - January 17, 2006
Nonperforming Assets:
Total nonperforming loans	$492	$516	$514	$561	$640
Total nonperforming assets	$592	$613	$610	$665	$748
Nonperforming assets to loans plus ORE (%)	0.43	0.45	0.46	0.52	0.59

Allowance as a percentage:
Nonperforming Loans	458	438	441	404	355
Nonperforming Assets	380	368	372	341	303